UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000
Former Name: ArvinMeritor, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On August 5, 2011, Carsten Reinhardt, the former senior vice president and chief operating officer of Meritor, Inc. (“Meritor”), entered into a letter agreement with Meritor dated as of July 20, 2011 (the “Agreement”), which is materially consistent with the previously disclosed terms of his employment agreement dated as of September 14, 2009.

     The Agreement provides for:
  severance pay at the rate of Mr. Reinhardt’s annual salary at the time of termination ($618,000 per year) for a period of 30 months;
  a prorated bonus for the portion of the current year in which he was actively employed;
  pro rata participation in Meritor’s long-term incentive cash plans;
  vesting of his prior equity awards through the date of his severance period; and
  a non-compete clause as set forth therein.
     The Agreement is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10 – Letter agreement dated as of July 20, 2011 between Meritor, Inc. and Carsten Reinhardt

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: August 5, 2011

EXHIBIT INDEX

Exhibit No.	Description
10	Letter agreement dated as of July 20, 2011 between Meritor, Inc. and Carsten Reinhardt